UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 27, 2016

TAUTACHROME INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141907	20-5034780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Drive, Oro Valley, Arizona	85755
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Share Exchange Agreement with Dr. Jon N. Leonard

On October 27, 2016, Tautachrome, Inc. (the “Registrant”) entered into a Share Exchange Agreement with Dr. Jon N. Leonard, the CEO, CFO and a director of the Registrant, whereby Dr. Leonard agrees to exchange 1,009,330,578 shares of the Registrant’s common stock held by him for 10,093,305.78 shares of the Registrant’s Series D Preferred Stock. Under the terms of the agreement, the exchange will take place in two tranches: the first tranche of 500,000,000 shares of common stock will be exchanged for 5,000,000 shares of Series D Preferred Stock on or before 4:00 p.m. Mountain Time on October 31, 2016; and the second tranche of 509,330,578 shares of common stock will be exchanged for 5,093,305.78 shares of Series D Preferred Stock on or before 4:00 p.m. Mountain Time on November 15, 2016.

At a duly called special meeting, the Board of Directors of the Registrant approved the Share Exchange Agreement and the transactions contemplated thereby after determining that they were fair to and in the best interests of the registrant. Dr. Leonard was not in attendance at the meeting and did not vote.

The description of the terms and conditions of the Share Exchange Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the terms of the Share Exchange Agreement, which is filed as Exhibit 10.1 to this Current Report.

Share Exchange Agreement with Matthew Staker

On October 27, 2016, the Registrant entered into a Share Exchange Agreement with Matthew Staker, a director of the Registrant, whereby Mr. Staker agrees to exchange 277,565,909 shares of the Registrant’s common stock held by him for 2,775,659.09 shares of the Registrant’s Series D Preferred Stock. Under the terms of the agreement, the exchange will take place in two tranches: the first tranche of 135,000,000 shares of common stock will be exchanged for 1,350,000 shares of Series D Preferred Stock on or before 4:00 p.m. Mountain Time on October 31, 2016; and the second tranche of 142,565,909 shares of common stock will be exchanged for 1,425,659.09 shares of Series D Preferred Stock on or before 4:00 p.m. Mountain Time on November 15, 2016.

At a duly called special meeting, the Board of Directors of the Registrant approved the Share Exchange Agreement and the transactions contemplated thereby after determining that they were fair to and in the best interests of the registrant. Mr. Staker was not in attendance at the meeting and did not vote.

The description of the terms and conditions of the Share Exchange Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the terms of the Share Exchange Agreement, which is filed as Exhibit 10.2 to this Current Report.

Share Exchange Agreement with Tamara K. Nugent as trustee for Twenty Second Trust

On October 27, 2016, the Registrant entered into a Share Exchange Agreement with Tamara K. Nugent as trustee for Twenty Second Trust, a trust existing under the laws of the State of Washington, whereby Mrs. Nugent agrees to exchange 92,613,893 shares of the Registrant’s common stock held by the Twenty Second Trust for 926,138.93 shares of the Registrant’s Series D Preferred Stock on or before 4:00 p.m. Mountain Time on October 31, 2016.

At a duly called special meeting, the Board of Directors of the Registrant approved the Share Exchange Agreement and the transactions contemplated thereby after determining that they were fair to and in the best interests of the registrant. Mr. Micheal Nugent, a director of the Registrant and husband of Mrs. Nugent, was not in attendance at the meeting and did not vote.

The description of the terms and conditions of the Share Exchange Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the terms of the Share Exchange Agreement, which is filed as Exhibit 10.3 to this Current Report.

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Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	10.1	Share Exchange Agreement

	10.2	Share Exchange Agreement

	10.3	Share Exchange Agreement

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAUTACHROME INC.

Date: October 31, 2016	By:	/s/ Jon N. Leonard
Jon N. Leonard
President & CEO

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